UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

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                              EMERGING VISION, INC.
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                        [LETTERHEAD OF STERLING OPTICAL]



Dear Shareholder:

In 2003, Emerging vision, Inc. experienced new energy and growth in its retail brands and operations. Both our Sterling Optical and our Site for Sore Eyes brands saw the franchise development effort gain momentum. During 2003, we welcomed more new franchisees than the previous three years combined. This growth, together with the further implementation of revenue generating and cost saving programs, has resulted in a profitable operation for the first time in many years for the Company. This positive trend has continued through the first quarter of 2004.

Consistently ranked among the top ten optical retailers in the United States, new merchandising programs that include a model inventory for our franchised locations have strengthened our supplier relationships and maintain the Company's position as an industry leader.

The Company's management team, led by our three Chief Operating Officers, Sam Herskowitz, Myles Lewis and Christopher Payan, continues to provide the strong leadership needed to drive and grow our business. As a result, it is with great conviction that we look forward to the future of the Company. Our financial turnaround has opened the door to many potential opportunities for growth and improved shareholder value. In 2004, we celebrate the 90th anniversary of Sterling Optical and the 25th anniversary of Site for Sore Eyes. We are confident that both of these time-honored and powerful brands will continue to meet and exceed their potential for many years to come.

On behalf of the Board of Directors and management of Emerging Vision, Inc., I want to express sincere thanks to our franchisees, customers, suppliers and you, our shareholders, for your continued commitment and support. We are proud of the success we have had in 2003 and look forward to continued growth of the Company and its brands.

Sincerely,

/s/ Dr. Alan Cohen

Dr. Alan Cohen
Chairman of the Board